UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 16, 2008
(Date of earliest event reported)

FREESTAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number:  353 1 6185060

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2008, FreeStar Technology Corporation increased the size of its Board of Directors to five (from four previously), and appointed Killian McGrath to fill the vacancy on the Board.  Mr. McGrath is an Irish resident and an investor in FreeStar.  Mr. McGrath qualifies as an “independent” director (pursuant to Rule 4200(a)(15) of the Nasdaq Marketplace rules).

Item 5.03                      Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On June 16, 2008, FreeStar’s Board of Directors amended its Bylaws to (i) clarify that the Board can set the number of directors, within the specified range, and (ii) correct a typographical error.  Previously, the Bylaws provided for a Board consisting of one to five persons, but did not explicitly set forth how the exact number could be set from time to time.  In addition, Article II, Section 1 of the Bylaws was amended, as it previously contained an incorrect cross-reference to a provision of the Corporation’s Articles of Incorporation.  The full text of the amendment to Article II, Section 1 of the Corporation’s Bylaws is as follows:

“SECTION 1.  Consistent with Article 3 of the Articles of Incorporation, the Board of Directors of the Corporation shall consist of at least one (1) but no more than five (5) persons unless modified by an amendment to these Bylaws. The Directors shall be elected at the annual meeting of the stockholders (except as otherwise provided in these Bylaws) and each Director shall hold office until his successor is duly elected and qualified.  The exact number of Directors may be set from time to time by resolution or consent of the Board of Directors, consistent with the provisions hereof.”

The Board of Directors also updated Article V, Section 1 of the Bylaws to provide that the principal office of the Corporation in Nevada shall be designated by the Board, rather than specifying a fixed address in the Bylaws.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
3.1	Bylaws (as amended June 16, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTAR TECHNOLOGY CORPORATION

Dated: June 18, 2008	By: /s/ Paul Egan
Paul Egan, President